UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

BIOLASE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Cromwell Irvine, California	96218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2019, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

Proposal 1 – Stockholders elected each of the Company’s six nominees for director, as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard B. Lanman, M.D.	14,952,752	193,082	18,981	3,963,231
Jonathan T. Lord, M.D.	14,951,516	195,008	18,291	3,963,231
Garret Sato	14,946,312	194,572	18,960	3,963,231
Elaine C. Wagner, M.D.	15,117,576	28,279	18,960	3,963,231
Todd A. Norbe	15,113,880	32,384	18,551	3,963,231
Jess Roper	15,111,003	31,238	22,574	3,963,231

Proposal 2 – Stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers, as set forth below:

For	Against	Abstain	Broker Non-Votes
14,848,035	275,476	41,304	3,963,231

Proposal 3 – Stockholders voted to approve an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), to increase the number of shares available under the 2018 Plan by an additional 1,750,000, as set forth below:

For	Against	Abstain	Broker Non-Votes
14,771,993	379,155	13,667	3,963,231

Proposal 4 – Stockholders ratified the appointment of BDO USA, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019, as set forth below:

For	Against	Abstain	Broker Non-Votes
18,974,017	83,034	70,995	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2019	BIOLASE, INC.

	By:	/s/ Todd A. Norbe
	Name:	Todd A. Norbe
	Title:	President and Chief Executive Officer

3